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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51496) pertaining to the Employee Stock Option Plan of Scottish Annuity & Life Holdings, Ltd. of our report dated February 12, 2001, with respect to the consolidated financial statements of Scottish Annuity & Life Holdings, Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


/s/ Ernst & Young

Ernst & Young
George Town, Grand Cayman
British West Indies
March 27, 2001